UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
 (Date of Earliest Event Reported):

June 16, 2011

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd., Dallas, Texas	75229
(Address of Principal Executive Offices)	(Zip Code)

(972) 484-3662
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 16, 2011, the Company announced that has executed a Letter of Intent to acquire 100 percent ownership of Southern Bullion Trading (SBT).  A subsidiary of our refining partner NTR Metals, LLC is the majority owner of SBT. Under the terms of the Letter of Intent, DGSE will acquire SBT for a maximum of 600,000 shares of restricted DGSE common stock, the exact number of shares to be determined following an audit by DGSE. In connection with this transaction, NTR Metals will make an equity investment in DGSE of $2 million dollars and will receive 400,000 DGSE restricted common shares. The proceeds of this financing will be dedicated to SBT’s operations and future expansion. The closing of the transactions is subject to execution of definitive agreements, completion of due diligence and other matters but is expected by the end of July or early August of 2011.

Item 9.01 Financial Statement and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
99.1	Press release issued by DGSE Companies, Inc. date June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: June 16, 2011	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press Release of DGSE Companies, Inc. dated June 16, 2011, announcing that it has executed a Letter of Intent to acquire 100 percent ownership of Southern Bullion Trading (SBT).